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                                                                   EXHIBIT 10.23

                         UNDERWRITING SERVICES AGREEMENT

                             PMI OFFICE AND ON-SITE

        This Agreement (the "Agreement") is entered between E-LOAN, a California corporation, located at 6200 Village Parkway, Dublin, CA 94568 ("E-Loan"), and PMI MORTGAGE SERVICES CO., a California corporation, located at 601 Montgomery Street, San Francisco, CA 94111 ("PMI").

                                 1. DEFINITIONS

               AGENCY UNDERWRITING GUIDELINES - The underwriting guidelines of the Federal National Mortgage Association ("Fannie Mae") and the Federal Home Loan Mortgage Corporation ("Freddie Mac"), as the case may be (collectively, the "Agencies"), as may be amended or modified by the Agencies from time to time pursuant to Paragraph 5A.

               AUTHORIZED REPRESENTATIVE OF E-LOAN - Those individuals designated in writing from time to time by E-Loan as persons authorized to make revisions to the Platinum Plus Underwriting Guidelines as defined below.

               BUSINESS DAY - Any day other than (i) Saturday or Sunday, (ii) a day on which banking institutions in every state where there is a Review Office are authorized or obligated by law or executive order to be closed, and (iii) a day observed as a holiday by PMI.

               COMPLIANCE - The conformance of a Mortgage Loan to the applicable set of underwriting guidelines as requested pursuant to the procedures as set forth at Paragraph 2A.

               CONDITIONAL COMPLIANCE - The conformance of a Mortgage Loan to the applicable underwriting guidelines, pursuant to a Credit Review Underwriting.

               CORRESPONDENT - A mortgage lender, mortgage broker or credit union who has entered into an agreement with E-Loan for the purchase by E-Loan of the Correspondent's Mortgage Loans.

               CREDIT REVIEW UNDERWRITING - The underwriting review of a Mortgage Loan with regard to the applicable underwriting guidelines, pursuant to the procedures set forth at Paragraph 2C but without a review of the appraisal report relating to the Mortgage Loan.

               MATERIAL ERROR - Any material act, failure to act, error, mistake, or omission (the "Material Error") committed by PMI in rendering the services described in Paragraph 2 of this Agreement that (i) materially restricts or impairs the salability of a mortgage loan or causes the repurchase of a mortgage loan by E-Loan from a third party investor, (ii) constitutes gross negligence and (iii) results from PMI's failure to apply a specific underwriting requirement or standard set forth under any of the applicable underwriting guidelines. A Mortgage Loan in respect to which E-Loan asserts a Material Error is hereinafter referred to as a "Disputed Mortgage Loan". Notwithstanding the foregoing, no

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Material Error can be asserted with respect any underwriting error relating to a
Mortgage Loan for which PMI has conducted a Credit Review Underwriting, or any Mortgage Loan which has been designated an accepted Mortgage by either Fannie Mae's Desktop Underwriter(R) or Freddie Mac's Loan Prospector(R).

               MORTGAGE INSURANCE - Mortgage guaranty insurance issued by either
(i) PMI Mortgage Insurance Co., ("PMI MIC"), an affiliate of PMI, with respect to an eligible Mortgage Loan pursuant to the PMI MIC's Underwriting Guidelines; or (ii) CMG, with respect to an eligible Mortgage Loan submitted by a credit union pursuant to CMG's Underwriting Guidelines, collectively defined below as the PMI Underwriting Guidelines and ascribed a certificate number.

               MORTGAGE INSURANCE UNDERWRITING - The underwriting of a Mortgage Loan to determine if it meets the PMI Underwriting Guidelines.

               MORTGAGE LOAN - An individual residential mortgage loan which is secured by a first lien or charge, and which is underwritten pursuant to this Agreement.

               MORTGAGE LOAN DOCUMENTS - With respect to a Mortgage Loan, the documents required by the applicable underwriting guidelines.

               MORTGAGE LOAN PACKAGE - With respect to a Mortgage Loan, a copy of the Mortgage Loan Documents, a completed and executed application for mortgage guaranty insurance in form specified by PMI which has been executed by E-Loan (for those loans for which Mortgage Insurance is requested), and such other additional information or documents that PMI or E-Loan may provide or add.

               MORTGAGE LOAN PACKAGE REVIEW - The initial review of a Mortgage Loan Package by PMI to determine whether all Mortgage Loan Documents have been received by PMI so as to allow it to conduct the Mortgage Loan Underwriting.

               MORTGAGE LOAN UNDERWRITING - The underwriting review of a Mortgage Loan Package by PMI to determine whether it is in Compliance.

               NOTICE OF APPROVAL - A notice, in substantially the form attached hereto as Exhibit B, completed by PMI and delivered to E-Loan, with respect to each Mortgage Loan determined by PMI to be in Compliance.

               NOTICE OF DECLINATION - A notice, substantially in the form attached hereto as Exhibit D, delivered to E-Loan, with respect to each Mortgage Loan determined by PMI to not be in Compliance.

               NOTICE OF PEND - A notice, in substantially the form attached hereto as Exhibit C, and delivered to E-Loan, which shows that it has been placed in a pended status pursuant to Paragraph 2B, 2C(ii), or 2E(ii).

               ON-SITE REVIEW - Underwriting services provided by PMI underwriters at one or more locations designated by E-Loan, pursuant to the written request of E-Loan and agreement by PMI to provide On-Site Reviews, subject to the terms and conditions contained in this Agreement.

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               PLATINUM PLUS UNDERWRITING GUIDELINES - The underwriting
guidelines of E-Loan, attached hereto as Exhibit A, as may be amended or modified by E-Loan from time to time pursuant to Paragraph 5B.

               PMI UNDERWRITING GUIDELINES - The underwriting guidelines of either PMI MIC or CMG for the appropriate geographic area, as may be amended or modified by either PMI MIC or CMG from time to time pursuant to Paragraph 5C. Any reference to "PMI MIC", "PMI Underwriting Guidelines", "PMI Certificate Number" or "PMI identification number" in this Agreement pertaining to the issuance of Mortgage Insurance shall, in the event and each time a Mortgage Loan is submitted to PMI by a credit union that requests Mortgage Insurance on a Mortgage Loan, shall be deemed to be a reference to "CMG", "CMG Underwriting Guidelines", "CMG Certificate Number" or "CMG identification number", as the case may be.

               REVIEW FEE - The amounts to be paid by E-Loan to PMI pursuant to Paragraph 3 and specified on Exhibit G of this Agreement.

               REVIEW LOCATIONS - Such location or locations designated in writing by PMI from time to time. The Review Location(s) designated at the time of execution of this Agreement are the locations listed on Exhibit E.

               TRANSMITTAL - A transmittal form, in the form attached hereto as Exhibit F, as may be amended or modified by PMI and E-Loan from time to time, used in connection with the submission of any Mortgage Loan Documents by E-Loan under this Agreement.


                           2. SERVICES PROVIDED BY PMI

        A. MORTGAGE LOAN PACKAGE SUBMISSION. To submit a Mortgage Loan for review under this Agreement, E-Loan [or the Correspondent, as the case may be] shall attach a PMI Transmittal which requests review under one of the following:

        (i) the Agency Underwriting Guidelines for the particular Agency or Agencies designated in the PMI Transmittal and, if the appropriate conditions are met, issuance of an Agency Underwriting Certificate ("AUC"); or,

        (ii) the Platinum Plus Underwriting Guidelines and, if the appropriate conditions are met, issuance of a Platinum Plus Cert sm; or,

        (iii) Desktop Underwriter (R) or Loan Prospector (R), as the case may be, to determine whether a Mortgage Loan has been approved and is eligible for delivery to Fannie Mae, or may be sold to Freddie Mac, respectively. Mortgage Loans submitted for review under Desktop Underwriter (R) shall be reviewed in accordance with Rider A, and Mortgage Loans submitted for review under Loan Prospector (R) shall be reviewed in accordance with Rider B attached to this Agreement.

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In addition, each transmittal should request, if desired, issuance of Mortgage
Insurance.

        B. MORTGAGE LOAN PACKAGE REVIEW. With respect to each Mortgage Loan, PMI shall conduct a Mortgage Loan Package Review to determine whether all Mortgage Loan Documents necessary for PMI to conduct the Mortgage Loan Underwriting or Credit Review Underwriting, and, if appropriate, the Mortgage Insurance Underwriting, are contained in the Mortgage Loan Package. If a Mortgage Loan Package does not contain any required Mortgage Loan Document or any other information which PMI may determine in its reasonable discretion is necessary to conduct the Mortgage Loan Underwriting or the Mortgage Insurance Underwriting, PMI shall place such loan in a pend status and provide E-Loan with notice of such action by completing and transmitting by facsimile a Notice of Pend. Upon receipt of the complete Mortgage Loan Package, PMI shall conduct the appropriate underwriting. If such documents or information are not received by PMI within fifteen (15) days after delivery of the Notice of Pend, PMI shall provide a Notice of Declination to E-Loan.

        C. MORTGAGE LOAN AND CREDIT REVIEW UNDERWRITING. With respect to each Mortgage Loan which is not subject to a Notice of Pend, PMI shall conduct a Mortgage Loan Underwriting, or Credit Review Underwriting, as requested, and notify E-Loan as follows:

        (i) if the Mortgage Loan is in Compliance, PMI shall provide E-Loan a Notice of Approval by facsimile or as otherwise directed, before the close of the following Business Day;

        (ii) with respect to each Mortgage Loan Package that does not contain an appraisal, PMI shall conduct a Credit Review Underwriting to determine whether the Mortgage Loan is in Conditional Compliance. If the Mortgage Loan is in Conditional Compliance, PMI shall provide E-Loan a Notice of Approval by facsimile or as otherwise directed, before the close of the following Business Day;

        (iii) if the Mortgage Loan is not in Compliance or Conditional Compliance, but compliance could, in PMI's reasonable determination, be achieved by having additional information or documentation, PMI shall provide E-Loan with a Notice of Pend. Upon receipt of the requested additional information or documentation, PMI shall complete the appropriate underwriting. If such documents or information are not received by PMI within fifteen (15) days after delivery of the Notice of Pend, PMI shall provide a Notice of Declination; or

        (iv) if the Mortgage Loan is not in Compliance or Conditional Compliance, and PMI determines not to proceed as provided in Paragraph 2(C)(ii), PMI shall notify E-Loan by facsimile or as otherwise directed, by transmitting a Notice of Declination. If additional documentation or information, as noted in the Notice of Declination, is submitted within fifteen (15) days of the date of such notice, PMI shall conduct an additional Mortgage Loan Underwriting or Credit Review Underwriting, as the case may be, of such Mortgage Loan Package in accordance with Paragraph 2(C) without the charge of an additional Review Fee.

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        D. CERTIFICATE ISSUANCE. Each Mortgage Loan which is determined to be in
Compliance shall be issued an underwriting certificate as follows:

        (i) For a Mortgage Loan submitted with a request for review under the Agency Underwriting Guidelines which so conforms, PMI will issue a AUC, or;

        (ii) For a Mortgage Loan submitted with a request for review under the Platinum Plus Underwriting Guidelines which so conforms, PMI will issue a Platinum Plus Cert sm.

        (iii) With respect to each Mortgage Loan submitted to PMI without an appraisal and for which PMI has conducted a Credit Review Underwriting to determine that the Mortgage Loan is in Conditional Compliance, no Certificate shall be issued, and the Notice of Approval shall serve as PMI's review decision.

        E. MORTGAGE INSURANCE UNDERWRITING. With respect to each Mortgage Loan for which Mortgage Insurance has been requested, PMI shall conduct a Mortgage Insurance Underwriting to determine if the loan meets the PMI Underwriting Guidelines, and take the following actions:

        (i) if the Mortgage Loan meets the PMI Underwriting Guidelines, in the notice sent to E-Loan and/or the Correspondent, as directed, PMI shall assign a PMI MIC Certificate Number or other PMI MIC identifying number;

        (ii) if the Mortgage Loan does not meet the PMI Underwriting Guidelines, but could, in PMI's reasonable determination, by having E-Loan or the Correspondent provide additional information or documentation, PMI shall provide E-Loan and/or the Correspondent, as directed, with a Notice of Pend. If additional documentation or information is submitted within fifteen (15) days of the date of such notice, PMI shall conduct an additional Mortgage Insurance Underwriting of such Mortgage Loan Package in accordance with Paragraph 2E; or

        (iii) if the Mortgage Loan does not meet the PMI Underwriting Guidelines and PMI determines not to proceed as provided in Paragraph 2E(ii), PMI shall provide E-Loan and/or the Correspondent, as directed, by facsimile or as otherwise directed, with information as to why the Mortgage Loan does not meet the PMI Underwriting Guidelines. If additional documentation or information is submitted within fifteen (15) days of the date of such notice, PMI shall conduct an additional Mortgage Insurance Underwriting of such Mortgage Loan Package in accordance with Paragraph 2E.

        (iv) With respect to each Mortgage Loan (a) for which Mortgage Insurance has been requested and (b) that PMI determines meets the PMI Underwriting Guidelines, E-Loan authorizes PMI and any contract underwriter to complete and sign an application or other specified transmittal form for Mortgage Insurance (the "Application") on behalf of E-Loan, and E-Loan acknowledges that such signature shall constitute E-Loan's signature as if an employee or representative of E-Loan had signed such Application. E-Loan agrees that the representations and warranties contained in any Application signed by

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                                4. SUBCONTRACTING

        A. SUBCONTRACTING PERMITTED. E-Loan acknowledges that it understands that the services performed by PMI hereunder may be performed either by employees of PMI or by contract underwriters hired by PMI, at the discretion of PMI. If services are provided by contract underwriters hired by PMI, all provisions of this Agreement shall continue to apply with respect to such services, and no additional amounts or costs shall be charged to E-Loan with respect to the work done by contract underwriters.

                    5. GUIDELINE CHANGES AND REVIEW STANDARDS

        A. AGENCY UNDERWRITING GUIDELINES. Revisions to the Agency Underwriting Guidelines shall be effective on the effective date specified in the notice of revision by the applicable Agency.

        B. PLATINUM PLUS UNDERWRITING GUIDELINES. The parties agree that any request by E-Loan for review under Platinum Plus Underwriting Guidelines shall commence five (5) Business Days following the receipt by PMI of such guidelines forming part of Exhibit A hereto from an Authorized Representative of E-Loan. Revisions to the Platinum Plus Underwriting Guidelines shall be effective on the later of (i) five (5) Business Days following the receipt by PMI of such revisions from an Authorized Representative of E-Loan, or (ii) the effective date specified in the notice of revision.

        C. PMI UNDERWRITING GUIDELINES. Revisions to the PMI Underwriting Guidelines shall be effective on the later of (i) five (5) Business Days following notice by PMI of such revisions to E-Loan, or (ii) the effective date specified in the notice of revision.

        D. STANDARD OF CARE. PMI shall use reasonable efforts and due diligence in carrying out PMI's duties hereunder. E-Loan represents and warrants that the information set forth in each Mortgage Loan Package is true and correct, and PMI shall be entitled to rely upon and will incur no liability respecting the correctness thereof in fulfilling its obligations under this Agreement. In addition, PMI shall not have any obligation to verify any information provided to it, nor shall the terms of this Agreement infer any duty upon PMI to determine whether such information is false.

        E. STATUTORY COMPLIANCE. PMI shall have no duty hereunder to either: (i) ensure that any Mortgage Loan Package complies with or (ii) review any Mortgage Loan Package for compliance with any state, federal or local laws or regulations relating to consumer credit protection, truth-in-lending or equal credit opportunity, including but not limited to the Consumer Credit Protection Act and Regulation Z promulgated thereunder, the Equal Credit Opportunity Act and Regulation B promulgated thereunder, Title VIII of the Fair Housing Act of 1968, the Real Estate Settlement Procedures Act, and the Fair Credit Reporting Act. E-Loan shall comply, or instruct its designee that submitted a Mortgage Loan Package to comply, with the Equal Credit Opportunity Act notification requirements and all other requirements under state or federal law for notification to applicants for Mortgage Loans with respect to each Mortgage Loan Package reviewed by PMI. PMI shall also have no duty to provide any Mortgage Loan borrower or other third party with any disclosure required under any of the foregoing laws or regulations, it being understood that E-Loan shall provide such disclosures or cause its designee that submitted the Mortgage

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Loan Package to provide such disclosures.

                                  6. LIABILITY

        A. SUBJECTIVE INTERPRETATION. E-Loan and PMI recognize and agree that the application of underwriting guidelines to a particular Mortgage Loan Package entails a certain degree of subjective interpretation and necessarily involves subjective analysis of certain data where the judgement of prudent underwriters could differ. Accordingly, PMI does not guarantee or warrant that any third party, including but not limited to any reviewing authority or investor, will agree with PMI's determination that a Mortgage Loan Package does or does not comply with the Agency Underwriting Guidelines, the Platinum Plus Underwriting Guidelines, or the PMI Underwriting Guidelines, as applicable.

        B. FAILURE TO FOLLOW PROCEDURES. The actual damages that E-Loan may sustain by reason of any deviation by PMI from review and approval procedures set forth in Paragraph 2 are uncertain and difficult to ascertain. Consequently, PMI shall be liable only for material deviations from such review and approval procedures. E-Loan and PMI agree that E-Loan's total damages resulting from such material deviation shall be limited to the Review Fee received by PMI with respect to the Mortgage Loan.

        C. LIABILITY IN CONNECTION WITH UNDERWRITING. The actual damages that may result from a Material Error under this Agreement are uncertain and difficult to ascertain. Therefore, PMI shall be liable only for damages attributable to Material Errors and calculated in accordance with Paragraph 6C(iii) herein. Notwithstanding the foregoing, PMI shall not be liable for damages attributable to a Material Error unless (i) PMI receives written notice from E-Loan that it intends to assert the occurrence of a Material Error within fifteen (15) days after E-Loan discovers it, and (ii) further provided that not more than twelve (12) months have elapsed from the time PMI has completed its underwriting of the Disputed Mortgage Loan. In all cases where E-Loan proposes to assert a Material Error, PMI may elect, at its sole discretion, any one of the following remedies:

        (i) PMI may, within thirty (30) days after receiving written notice from E-Loan, cure the Material Error, or;

        (ii) If the Disputed Mortgage Loan is a loan which is legally insurable, PMI may request PMI MIC to issue a PMI Certificate (a "Policy"), (coverage under which will be endorsed in favor of the then-owner of the Disputed Mortgage Loan) such that, when coupled with any existing primary mortgage insurance policy, the aggregate coverage on the Disputed Mortgage Loan shall be equal to up to 35% of the then-outstanding principal balance of the Disputed Mortgage Loan, or up to such higher coverage as may be required by either Fannie Mae or Freddie Mac for the Disputed Mortgage Loan, if it will become the owner of such loan. The Policy shall remain in effect for a period equal to the then-remaining term of the promissory note relating to the Disputed Mortgage Loan, or until the promissory note is paid off, whichever is shorter.

                Notwithstanding anything set forth herein, in any Policy, or elsewhere to the contrary, it is understood and agreed that coverage under any Policy shall not be denied or terminated if the cause for denial or termination arises out of, or is related to, a Material


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               Error.

               Any Policy issued by PMI MIC under this Paragraph 6C(ii) shall be supplemental and secondary to any other policy of mortgage insurance in force with respect to the Disputed Mortgage Loan. If any other such policy is in force at the time the Material Error is discovered, any action or inaction of E-Loan or owner of the affected Mortgage Loan to cancel such policy shall relieve PMI of its responsibility to cause to be issued a Policy under this Paragraph 6C(ii).

        (iii) PMI may, within ten (10) days after making a determination of the appropriate amount, pay to E-Loan an amount equal to the lesser of (i) Three Thousand Five Hundred ($3,500.00) or (ii) the actual damages suffered by E-Loan as a direct and proximate result of the Material Error in connection with selling, re-selling, or re-acquiring the Disputed Mortgage Loan. PMI shall have the right to assist E-Loan in finding a buyer for the Disputed Mortgage Loan, and PMI may require E-Loan to sell the Disputed Mortgage Loan to a buyer selected by PMI if that results in the mitigation of the amount of the payment payable by PMI to E-Loan hereunder. In the event neither E-Loan nor PMI is able to obtain an offer to purchase the Mortgage Loan within thirty (30) days from the time E-Loan has asserted the occurrence of a Material Error, PMI shall elect one of the other remedies set forth in this Paragraph 6C and provide E-Loan with such remedy.

        D. LIMITATION OF LIABILITY. PMI shall not have liability under this Agreement to any entity other than E-Loan, and E-Loan acknowledges and agrees that the remedies set forth in this Paragraph 6 shall be E-Loan's sole and exclusive remedies with respect to Material Errors under this Agreement. Notwithstanding the provisions of Paragraphs 6B and C:

        (i) PMI will not be liable for any indirect, special, incidental or consequential damages arising out of the services to be rendered to E-Loan under this Agreement, with respect to a Disputed Mortgage Loan or otherwise.

        (ii) If PMI MIC issues a Policy covering a Disputed Mortgage Loan, E-Loan shall have no remedy against PMI or PMI MIC under this Agreement for any breach of this Agreement and shall be limited to its rights, if any, under the Policy.

        (iii) In no event shall the liability of PMI under this Agreement exceed the total amount of Review Fees billed by PMI for services rendered under this Agreement during the calendar year in which the services were rendered with respect to the Disputed Mortgage Loan which is the subject of a remedy under this Paragraph 6.

        (iv) Notwithstanding the foregoing, in no event shall the liability of PMI under this Agreement with respect to any Material Errors resulting from or in connection with any Mortgage Loan with respect to which PMI has conducted a Credit Review Underwriting and has determined that said Mortgage Loan is in Conditional Compliance exceed the Review Fee received by PMI with respect to said Mortgage Loan.


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        (v)    In no event shall the liability of PMI under this Agreement with respect to Mortgage Loan Packages underwritten during On-Site Reviews for which Mortgage Insurance is not issued, exceed the Review Fee received by PMI with respect to the Disputed Mortgage Loan which is the subject of a remedy under this Paragraph 6.

        E. INDEMNIFICATION. E-Loan agrees to indemnify and hold PMI, CMG and their respective affiliates, and each of their directors, officers, employees and agents ("Indemnities"), harmless from all losses, damages, penalties, fines, expenses (including attorneys' fees) and costs ("Losses"), incurred by each Indemnitee resulting or arising, directly or indirectly, from: (i) any breach by E-Loan of any covenant, representation or warranty contained in this Agreement,
(ii) any failure by E-Loan to provide any disclosures set forth at Paragraph 5E above, and (iii) any claim, demand, suit or other proceeding based upon or arising out of this Agreement, including the application by PMI of the applicable Guidelines to the Mortgage Loan Packages, provided the provision of the Agreement which gives rise to the claim for Indemnification inures to the benefit of CMG, except for Losses resulting or arising under Paragraph 6 herein.

                                 7. TERMINATION

        A. This Agreement shall commence on the date of its execution and shall remain in full force and effect until either party shall give the other thirty
(30) days prior written notice of its intention to terminate this Agreement.

        B. Any provision of this Agreement may be amended by PMI upon thirty
(30) days prior written notice to E-Loan (the "Amending Notice"). Upon receipt of the Amending Notice, E-Loan shall have thirty (30) days (the "Prescribed Period") to elect to either accept or refuse the proposed amendment. In the event E-Loan refuses to accept the proposed amendment and indicates said refusal to PMI in writing, said refusal shall be deemed to be a notice of termination by E-Loan pursuant to subparagraph 7A herein. Should E-Loan fail to respond to the Amending Notice within the Prescribed Period, E-Loan shall be deemed to have accepted the proposed amendment.

        C. PMI may terminate this Agreement at any time for failure by E-Loan to pay the Review Fees due hereunder if such failure is not cured within ten (10) days of transmittal of written notice of such failure to pay.

        D. This Agreement shall be deemed to have been terminated if at any time during its term, E-Loan fails to submit any Mortgage Loan Packages for review hereunder for a period of six (6) months.

        E. In case of termination in accordance with this Paragraph 7, the provisions of Paragraphs 2F, 6 and 8 shall survive termination and continue in full force and effect to bind the parties, as applicable.

                           8. CONFIDENTIAL INFORMATION


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        Each party agrees that any information disclosed to it by the other party in connection with this Agreement shall be used only in furtherance of the purposes of this Agreement, and that such restrictions will be placed upon all persons, employees, agents, representatives and any other third parties who are permitted access to any information disclosed in connection with this Agreement.

                           9. MISCELLANEOUS PROVISIONS

        A. NOTICES. Any notice required or permitted under this Agreement shall be in writing addressed to the appropriate party at the addresses listed below and shall be sent via overnight courier service, U.S. Express Mail or facsimile telephone transmission and shall be deemed to have been received the next business day after delivery to an overnight courier, deposit with U.S. Express Mail service, or sent by facsimile transmission.

        Notices shall be sent to the following addresses or to such address as a party may notify the other of in writing in accordance with this notice provision:

        E-Loan:E-Loan, Inc.

                                           Dublin, CA 94568

                                           Attn: Steve Majerus

                                           Telephone Number: (925) 271-2407

                                           Facsimile Telephone Number:
                                             (925) 556-2643

        PMI:   PMI MORTGAGE SERVICES CO.
                                           Contract Underwriting Services
                                           601 Montgomery Street
                                           San Francisco, California 94111
                                           Telephone Number: (800) 288-1970
                                           Facsimile Telephone Number:
                                             (415) 393-6420

        B. ENTIRE AGREEMENT AND AMENDMENTS. This Agreement and all exhibits hereto, all of which are expressly incorporated into this Agreement, constitute the entire agreement between the parties with respect to the subject matter hereto. There are no oral agreements or understandings affecting this instrument and any future alteration, modification or waiver (other than amendments or modifications to the Agency Underwriting Guidelines, the Platinum Plus Underwriting Guidelines, or the PMI Underwriting Guidelines, which may be amended as set forth herein) must be in writing and signed by both parties.

        C. WAIVER. No waiver of a breach of any provision hereof will be deemed a waiver of any subsequent breach of the same or similar nature.

        D. ASSIGNMENT. Neither party may assign its rights or obligations hereunder to another party without the prior written consent of the other party, which consent may be denied in the other party's sole discretion, provided, however, that PMI may, without the prior consent of E-Loan, assign this agreement to any entity owned 80% by PMI, or which has the same parent corporation as PMI.


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        E. SUCCESSORS AND ASSIGNS. This Agreement shall be binding on and enure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein express or implied, is intended to confer on any person, other than the parties hereto and their respective successors and assigns, any right, remedies, obligations or liabilities under or by reason of this Agreement.

        F. RELATIONSHIP OF PARTIES. Nothing contained in this Agreement shall be deemed to create a joint venture or partnership between PMI and E-Loan. All acts undertaken by PMI pursuant to this Agreement shall be done as an independent contractor or as an agent of E-Loan.

        G. APPLICABLE LAW. The laws of the State of California will govern with respect to all matters and controversies arising under this Agreement.

        H. DISPUTES. In the event of disputes concerning this Agreement, the prevailing party shall be entitled to payment of all its costs, including reasonable attorney's fees.

        I. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instrument.

        J. EFFECTIVE DATE. This Agreement shall become effective as of the date of execution of the last party to sign.

        IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this instrument on the date set forth below.

E-LOAN                                 PMI MORTGAGE SERVICES CO.

/s/ Steve M. Majerus                   /s/Signature Illegible

By: Steven M. Majerus                  By: Gene Campion


Its: Director, Mortgage Banking        Its: National Underwriting Vice President


Date: June 9 , 1998                    Date: June 12, 1998

                                    EXHIBITS

Exhibit A                    Platinum Plus Underwriting Guidelines

Exhibit B                    Notice of Approval

Exhibit C                    Notice of Pend

Exhibit D                    Notice of Declination

Exhibit E                    Review Locations

Exhibit F                    Transmittal

Exhibit G                    Review Fees

                                    EXHIBIT A

                      PLATINUM PLUS UNDERWRITING GUIDELINES
                          FOR THE FOLLOWING INVESTORS:

              FEDERAL NATIONAL MORTGAGE ASSOCIATION ("FANNIE MAE")
             FEDERAL HOME LOAN MORTGAGE CORPORATION ("FREDDIE MAC")
                       CITICORP MORTGAGE INC. ("CITICORP")

                            TO BE PROVIDED BY E-LOAN
                         PURSUANT TO PARAGRAPH 2A OF THE
                         UNDERWRITING SERVICES AGREEMENT

                                 APPROVAL NOTICE

PMI Mortgage Services Co.

Investor Loan Id:                 Date:
Correspondent Loan Id:            PMI Control:
Correspondent:                    PMI U/W:
Borrower(s):                      Property Address:

Loan Purpose:                     Loan Amount:
Loan Term:                        Sales Price:
Appraised Value:                  LTV/CLTV:
Qualifying Rate:                  Note Rate:
Property Type:                    Occupancy:
Application:                      Credit Doc Expired:


This loan has been underwritten to the following guidelines:


Underwriting Conditions:

                                    EXHIBIT B

The captioned loan is approved with the rate and terms as submitted subject to the above conditions if applicable. These conditions must be met prior to funding/settlement. Any changes in these conditions, interest rate or loan terms must be submitted and approved in writing prior to funding/settlement of this loan.

                                 SUSPEND NOTICE

PMI Mortgage Services Co.

Investor Loan Id:                 Date:
Correspondent Loan Id:            PMI Control:
Correspondent:                    PMI U/W:
Borrower(s):                      Property Address:

Loan Purpose:                     Loan Amount:
Loan Term:                        Sales Price:
Appraised Value:                  LTV / CLTV:
Qualifying Rate:                  Note Rate:
Property Type:                    Occupancy:
Application:                      Credit Doc Expired:


This loan has been underwritten to the following guidelines:

Required prior to underwriting decision:

                                    EXHIBIT C

                                 DECLINE NOTICE

PMI Mortgage Services Co.

Investor Loan Id:               Date:
Correspondent Loan Id:          PMI Control:
Correspondent:                  PMI U/W:
Borrower(s):                    Property Address:

Loan Purpose:                   Loan Amount:
Loan Term:                      Sales Price:
Appraised Value:                LTV / CLTV:
Qualifying Rate:                Note Rate:
Property Type:                  Occupancy:
Application:                    Credit Doc Expired:


This loan has been underwritten to the following guidelines:

Reason(s) for Decline:

                                    EXHIBIT D


PMI

MORTGAGE INSURANCE CO.                           PMI MORTGAGE SERVICES CO.
                                                    UNDERWRITING OFFICES

CENTRAL STATES

TEXAS [northern]*            DU / LP        Sharon Wilson, Senior Regional Underwriting Manager
OKLAHOMA                                    Lynelle Ragsdale, Senior Account Underwriter
LOUISIANA*                                  1341 West Mockingbird Lane, Suite 400E
                                            Dallas, TX 75247
                                            phone-(800) 533-4764 fax-(214) 891-9743

TEXAS [southern]*            DU / LP        Emily Falkenburg, Regional Underwriting Manager
                                            Deanna Arnold, Senior Account Underwriter
                                            1415 North Loop West, Suite 260
                                            Houston, TX 77008
                                            phone-(800) 392-2238 fax-(713) 863-8742

                             DU             Deborah Fannie, Account Underwriter
                                            9130 Jollyville, Suite 185
                                            Austin, TX 78759
                                            phone - (800) 236-6449      fax - (512) 231-0972

                                            Judy Baum, Account Underwriter
                                            901 NE Loop, Suite 410
                                            San Antonio, TX 78209
                                            phone - (210) 826-4015      fax - (210) 826-6873

                                            Toni Manno, Account Underwriter
                                            13317 South Choctaw, Suite C-4
                                            Baton Rouge, LA 70815
                                            phone - (504) 275-1079      fax - (504) 275-1086

ILLINOIS*                    DU / LP        Stephen Hoepfner, Senior Regional Underwriting Manager
                                            Larry Poirier, Senior Account
                                            Underwriter Two Mid-America Plaza,
                                            Suite 1000 Oakbrook Terrace, IL
                                            60181 phone - (800) 759-4764 fax -
                                            (630) 571-3008

WISCONSIN*                   DU             Tom Grenell, Account Underwriter
                                            125 North Executive Drive
                                            Brookfield, WI 53005
                                            phone - (414) 821-8668      fax - (414) 821-1681

KANSAS*                      DU / LP        Wendy Smith, Regional Underwriting Manager
MISSOURI*                                   6900 College Boulevard, Suite 565
                                            Overland Park, KS 66211
                                            phone - (800) 382-8880      fax - (913) 661-0728

                                            Dan Jestic, Account Underwriter
                                            1215 Fernridge Parkway, Suite 109
                                            St. Louis, MO 63131
                                            phone - (314) 579-7498      fax - (314) 579-7465


MINNESOTA*                   DU / LP        Stephen Hoepfner, Senior Regional Underwriting Manager
IOWA                                        Barbara Robinson, Senior Account Underwriter
NEBRASKA                                    7760 France Avenue South, Suite 280
SOUTH DAKOTA                                Bloomington, MN 55435-5833
NORTH DAKOTA                                phone - (800) 766-4764      fax - (612) 835-9609

MICHIGAN*                    DU / LP        Renate O'Keefe, Regional Underwriting Manager
                                            Somerset Place, Tower 1
                                            2301 West Big Beaver Road, Suite 623
                                            Troy, MI 48084
                                            phone - (800) 627-4764      fax - (800) 727-8976

OHIO*                        DU / LP        Jerri Thedford, Regional Underwriting Manager
KENTUCKY                                    Nicholas Franzese, Senior Account Underwriter
INDIANA                                     100 Old Wilson Bridge Road, Suite 316
WEST VIRGINIA                               Worthington, OH 43085
                                            phone - (800) 765-4764      fax - (614) 846-4805

                             DU             Robin Lien, Account Underwriter
                                            6450 Rockside Woods Boulevard South, Suite 100
                                            Independence, OH 44131
                                            phone - (216) 328-2013      fax - (216) 901-1689


* state with an underwriting office

PMI

MORTGAGE INSURANCE CO.                         PMI MORTGAGE SERVICES CO.
                                               UNDERWRITING OFFICES

EASTERN STATES


FLORIDA*                     DU / LP        Diana Del Campo, Regional Underwriting Manager
                                            Elaine McCall, Senior Account Underwriter
                                                   1715 North Westshore Boulevard, Suite 266
                                                   Tampa, FL 33607
                                                   phone - (800) 950-4764  fax - (813) 289-8560

                                            Michael Vinson, Account Underwriter
                                                   13550 SW 88th Street, Suite
                                                   206 Miami, FL 33186 hone -
                                                   (305) 380-8771fax - (305) 380-6298
                                            Debbie Edmundson, Account Underwriter
                                                   2090 NW 107th Terrace
                                                   Sunrise, FL 33323
                                                   phone - (954) 749-1252  fax - (954) 749-1253

GEORGIA*                     DU / LP        Linda Jenacaro, Regional Underwriting Manager
ALABAMA                                     Karen Piercy, Senior Account Underwriter
                                                   Six Concourse Parkway, Suite 385
                                                   Atlanta, GA 30328-6111
                                                   phone - (800) 399-4764  fax - (770) 393-2759

MASSACHUSETTS*               DU / LP        Julie Lyons, Regional Underwriting Manager
CONNECTICUT                                 Susan Cerceillo, Senior Account Underwriter
MAINE                                       50 Braintree Hill Park, Suite 101
NEW HAMPSHIRE                               Braintree, MA 02184
VERMONT                                     phone - (800) 933-4764      fax - (617) 848-6534
RHODE ISLAND

NEW YORK*                    DU / LP        Jackie Vunk, Regional Underwriting Manager
                                            Becky Webster, Senior Account Underwriter
                                                   20 Madison Avenue Extension, Suite 125
                                                   Albany, NY 12203-5326
                                                   phone - (800) 374-4764   fax - (518) 464-1687

NORTH CAROLINA*              DU / LP        Joann Kaiser, Regional Underwriting Manager
SOUTH CAROLINA                              6302 Fairview Road, Suite 320
TENNESSEE                                   Charlotte, NC 28210
ARKANSAS                                    phone - (800) 695-4764      fax - (704) 364-1086
MISSISSIPPI

VIRGINIA*                    DU / LP        Sue Johnson, Regional Underwriting Manager
DISTRICT OF COLUMBIA                        Vickie Madden, Senior Account Underwriter
MARYLAND                                    3975 Fair Ridge Drive, Suite 450
                                                   Fairfax, VA 22033
                                                   phone - (800) 876-4764   fax - (703) 691-8638


PENNSYLVANIA*                DU / LP        Marty Selgrath, Senior Regional Underwriting Manager
NEW JERSEY                                  Doug Gray, Senior Account Underwriter
DELAWARE                                    1018 West 9th Avenue, Suite 207
                                                   King of Prussia, PA 19406-1225
                                                   phone - (800) 395-4764       fax - (610) 337-3297

                             DU             Paul Prybolsky, Account Underwriter
                                            Joseph Swatsky, Account Underwriter
                                                   2030 Tilghman Street
                                                   Allentown, PA 18104
                                                   phone - (610) 774-9666       fax - (610) 774-9907

* state with an underwriting office

PMI

MORTGAGE INSURANCE CO.(R)                                 PMI MORTGAGE SERVICES CO.
                                                             UNDERWRITING OFFICES

WESTERN STATES

ARIZONA *                    DU/LP          Pam Tucker, Regional Underwriting Manager
NEW MEXICO                                         2025 North Third Street, Suite 157
NEVADA                                             Phoenix, AZ 85004-1425
                                                   phone - (800) 321-8411       fax - (602) 254-7828

                                            Steve Hartung, Account Underwriter
                                                   6117 East Grant Road
                                                   Tucson, AZ 85712
                                                   phone - (520) 733-0470       fax - (520) 733-0467

CALIFORNIA [northern]        *DU / LP       Jennifer Huntley, Senior Regional Underwriting Manager
HAWAII                                      Cathy Varni, Senior Account Underwriter
                                                   ADP Plaza II
                                                   2000 Crow Canyon Place, Suite
                                                   350 San Ramon, CA 94583 phone
                                                   - (800) 678-4243 fax - (925) 244-7265

                                            Bruce  Moseley, Account Underwriter
                                                   2377 Gold Meadow Way, Suite
                                                   100 Sacramento, CA 95670
                                                   phone - (916) 526-8316 fax - (916) 526-8318

CALIFORNIA [southern]        *DU / LP       Mike Wirtz, Senior Regional Underwriting Manager
                                            Rick Carlson, Senior Account Underwriter
                                                   4 Hutton Centre Drive, Suite
                                                   500 Santa Ana, CA 92707
                                                   phone - (800) 488-4764 fax - (714) 979-4814

                             DU             Patty Quinn, Account Underwriter
                                                   5060 Shoreham Place, Suite 200
                                                   San Diego, CA 92122
                                                   phone - (619) 458-5848       fax - (619) 458-5963

                                            Wendy  Murnane, Account Underwriter
                                                   6320 Canoga Avenue, Suite
                                                   1550 Woodland Hills, CA 91367
                                                   phone - (818) 227-5070       fax - (818) 227-5067

COLORADO *                   DU / LP        Patty Ruwoldt, Regional Underwriting Manager
UTAH                                               6300 South Syracuse Way, Suite 590
WYOMING                                            Englewood, CO 80111-6724
                                                   phone - (800) 444-1594       fax - (800) 847-5481


WASHINGTON *                 DU / LP        Sue Nakata, Senior Regional Underwriting Manager

OREGON                                      Diane Colistro, Senior Account Underwriter
ALASKA                                             3420 Carillon Point
MONTANA                                     Kirkland, WA 98033-7354
IDAHO                                              phone - (800) 426-0626       fax - (800) 625-4194

OREGON *                                    Bob Schoenman, Manager
(both Kirkland and Tigard U/W for Oregon)          Mortgage Lending Services, Inc.
                                                   11830 SW Kerr Parkway
                                                   Lake Oswego, OR 97034
                                                   phone - (503) 977-5380       fax - (503) 977-5379

* state with an underwriting office

                                    EXHIBIT F

                                   TRANSMITTAL

                            TO BE PROVIDED BY E-LOAN
                               AND APPROVED BY PMI

                                    EXHIBIT G

                                   REVIEW FEES

The Review Fee for each Mortgage Loan Package submitted hereunder shall be as follows:

        (i) for those Mortgage Loan Packages underwritten under the Agency Underwriting Guidelines for which Mortgage Insurance is not issued, the Review Fee shall be Seventy-Five Dollars ($75.00), and the Review Fee for those Mortgage Loan Packages underwritten under the Agency Underwriting Guidelines for which Mortgage Insurance is requested from PMI MIC shall be Twenty-Five Dollars ($25.00).

        (ii) for those Mortgage Loan Packages underwritten under the Platinum Plus Underwriting Guidelines for which Mortgage Insurance is not issued, the Review Fee shall be Seventy-Five Dollars ($75.00), and the Review Fee for those Mortgage Loan Packages underwritten under the Platinum Plus Underwriting Guidelines for which Mortgage Insurance is requested from PMI MIC shall be Twenty-Five Dollars ($25.00).

                                     RIDER A
                                     to the
                         UNDERWRITING SERVICES AGREEMENT
                     for Fannie Mae's Desktop Underwriter(R)

PMI will submit certain Mortgage Loans designated by E-Loan under the Underwriting Services Agreement ("Agreement") through Fannie Mae's Desktop Underwriter(R) subject to the Agreement and the following terms and conditions of this Rider A.

1. Definitions:

In general, as used in this Rider, capitalized terms defined in the Agreement shall have the respective meanings thereby provided as well as the meanings ascribed in the Fannie Mae Software License Subscription Agreement.

        DESKTOP UNDERWRITER(R) - The current release of Fannie Mae's software product designed to support and facilitate the electronic underwriting of mortgage loans and/or the performance of Prequalification Analyses in production by PMI at the time of submission.

        ELIGIBILITY - The designation of a Mortgage Loan as an "Approve Eligible Mortgage" under Fannie Mae's Desktop Underwriter(R) criteria.

        RESPONSE DOCUMENT - A document generated by Desktop Underwriter(R) and delivered by PMI to E-Loan indicating a response to each Mortgage Loan reviewed under the Desktop Underwriter(R) criteria, as may be amended or replaced by PMI from time to time.

2. Services provided by PMI:

A. PMI's duties hereunder shall be limited to ascertaining whether the documents in the Mortgage Loan Package conform to the Desktop Underwriter(R) criteria and to submit each Mortgage Loan to Desktop Underwriter(R) to obtain a Response Document, and notify E-Loan as follows:

        (i) if the Mortgage Loan is Eligible, PMI shall notify E-Loan by facsimile or as otherwise directed, before the close of the following Business Day;

        (ii) if the Mortgage Loan is not Eligible, as evidenced by a Refer or Refer with Caution notice (the "Refer Notice") from Desktop Underwriter(R), E-Loan shall (i) obtain any additional information or documentation needed to have PMI resubmit the Mortgage Loan to Desktop Underwriter(R) in order to obtain an "Approve Mortgage" designation; or (ii) submit the Mortgage Loan Package for review by PMI under the Agreement; or (iii) notify PMI that PMI shall have no further obligations or liability in connection with the underwriting of said Mortgage Loan.

B. If E-Loan instructs PMI to complete the appropriate underwriting of the Mortgage Loan, PMI shall conduct a Mortgage Loan Underwriting of such Mortgage Loan Package in accordance with Paragraph 2C of the Agreement.

C. With respect to each Mortgage Loan requiring Mortgage Insurance, PMI shall conduct a Mortgage Insurance Underwriting to determine if the loan meets the PMI Underwriting Guidelines, in accordance with the procedures set forth at Paragraph 2E of the Agreement.

D. PMI will, in addition to the reports provided pursuant to Paragraph 2H of the Agreement, provide to E-Loan a monthly activity report detailing the number of Mortgage Loans submitted to Desktop Underwriter(R).

3.      Desktop Underwriter (R) Loan Submission Charges.

A. The Access Fee for each Mortgage Loan PMI submits to Desktop Underwriter (R) at a PMI review location on behalf of E-Loan will be $50.00 unless (i) E-Loan is billed directly by Fannie Mae, in which case PMI shall not charge the Access Fee or (ii) PMI will charge E-Loan an Access Fee in such other amount indicated by Fannie Mae with respect to said E-Loan. The Access Fee payable pursuant to this section 3A shall be in addition to any Review Fee or Data Input Fee payable under section 3B below, or the Agreement. The Access Fees for Desktop Underwriter (R) are further subject to change by Fannie Mae as may be set forth in any subsequent notice by Fannie Mae to PMI, and PMI specifically reserves the right to change the Access Fees at any time upon written notice to E-Loan. No additional Access Fee shall be charged for the resubmission of a Mortgage Loan provided E-Loan shall not have exceeded the maximum number of included submissions per Mortgage Loan as established by Desktop Underwriter (R) from time to time.

B. In addition to the Access Fee, a Data Input Fee in the amount of $25.00 shall be charged for each Mortgage Loan PMI submits to Desktop Underwriter (R) respecting the input of data only and excluding any data validation or Mortgage Loan Underwriting.

C. No Access Fee shall be charged for the submission of the Mortgage Loan on-site at E-Loan's location using E-Loan's direct Desktop Underwriter (R) access.

D. The Review Fee, Access Fee and Data Input Fee for Desktop Underwriter (R) Loan Submissions excludes any additional services or products offered by Desktop Underwriter (R) that are not specifically covered by the Agreement or this Rider.

4.      Consumer Reports.

In connection with the processing and evaluation of Consumer Credit Data by PMI for purposes of obtaining an underwriting recommendation or performing a Prequalification Analysis through Desktop Underwriter (R) on behalf of E-Loan, E-Loan expressly appoints PMI as its agent, as that term is defined in the FCRA. For purposes of this section:

        "Consumer Credit Data" shall mean any information obtained by PMI, either directly or indirectly (including from E-Loan), which bears on a consumer's creditworthiness, credit standing, credit capacity, character, general reputation, personal characteristics, or mode of living and which is used or expected to be used or collected in whole or in part for the purpose of serving as a factor in underwriting a Mortgage Loan or performing a Prequalification Analysis.

        "FCRA" shall mean the federal Fair Credit Reporting Act, codified at 15 U.S.C. '1681 et seq., and the Federal Trade Commission's Official Staff Commentary to the Fair Credit Reporting Act.

        "Prequalification Analysis" shall mean the evaluation of Consumer Credit Data with respect to a prospective mortgage loan applicant for the purpose of evaluating such prospective applicant's qualification for mortgage financing, other than in connection with a Mortgage Loan application.

5.      Notice Requirements.

E-Loan acknowledges and understands that it may be required to provide certain disclosures to the mortgage loan applicant when E-Loan's decision whether to extent credit is, in certain respects, affected by information contained in a consumer report. Such disclosure obligations may be imposed under the FCRA, the Equal Credit Opportunity Act, and the latter's implementing regulation, Regulation B, and other federal and/or state statutes and regulations. E-Loan expressly understands and agrees that it bears sole responsibility for complying with such disclosure obligations and that such obligations shall in no event be considered imposed upon or shared by PMI by virtue of its electronic processing of mortgage loan application data through Desktop Underwriter (R) under this Rider A or the Agreement.

6.      Verification of Information

PMI shall be entitled to rely upon and will incur no liability respecting the correctness of any data contained in any Mortgage Loan submitted under this Rider. In addition, PMI shall not have any obligation to verify any information provided to it, nor shall the terms of this Rider or the Agreement infer any duty upon PMI to determine whether such information is true. E-Loan acknowledges that unverified Mortgage Loan data provided to PMI for submission to Desktop Underwriter (R) must be fully supported and verifiable in order for the Response Document, including any waiver of representations and warranties, to be enforceable.